                                                                    EXHIBIT 10.7


                     AMENDMENT NO. 4 TO SECURITY AGREEMENT


     This AMENDMENT NO. 4 TO SECURITY AGREEMENT (this "Security Agreement Amendment"), dated as of October 27, 2000, is entered into between (i) FRIEDE GOLDMAN OFFSHORE, INC., a Mississippi corporation formerly known as HAM Marine, Inc. (the "Shipyard "), and (ii) the UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation acting by and through the Maritime Administrator (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended.


                                   RECITALS

     WHEREAS, in connection with the issuance of the Shipyard's United States Government Guaranteed Shipyard Modernization Financing Bonds, HAM Marine Series 2013, the Shipyard and the United States, represented by the Secretary, entered into the Security Agreement dated as of December 2, 1997, Contract No. MA-13338 (including both the Special and General Provisions thereof and all exhibits thereto, and as heretofore amended by the Amendment No. 1 to Security Agreement dated September 10, 1998, the Amendment No. 2 to Security Agreement dated as of September 24, 1998, and the Amendment No. 3 to Security Agreement dated December 13, 1999 and effective as of January 12, 1999, each between the Shipyard and the United States, represented by the Secretary, the "Security Agreement"); and

     WHEREAS, in connection with the consent by the United States, represented by the Secretary, to the liens to be continued or granted by the Shipyard (excluding the Increased Security) in connection with certain indebtedness of the Shipyard and Friede Goldman Halter, Inc, a Mississippi corporation and the parent of the Shipyard, the United States, represented by the Secretary, has required that the Security Agreement be amended to include (i) a "cross-default" provision relative to such indebtedness and (ii) certain other obligations by the Shipyard in favor of the United States relative to amendments concerning such indebtedness, and the Shipyard is so willing.

     NOW, THEREFORE, in consideration of the premises, of the covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and in order to continue to provide security to the Secretary for the Secretary's Note and the other obligations to the Secretary referred to herein and in the Security Agreement (as amended hereby), the parties hereto agree as follows:


                                 ARTICLE FIRST

                  Relation to Security Agreement, Definitions

     For all purposes of this Security Agreement Amendment, unless otherwise expressly provided or unless the context otherwise requires:

          (1) All references herein to Articles, Sections or other subdivisions, unless otherwise specified, refer to the corresponding Articles, Sections and other subdivisions of this Security Agreement Amendment.

          (2) The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Security Agreement Amendment.

          (3) The capitalized terms used but undefined herein shall have the meanings specified in the Security Agreement and Schedule X thereto.


                                ARTICLE SECOND
                                   Amendment

     (a) Article Sixth, paragraph (i) of the Special Provisions of the Security Agreement is hereby amended by adding the following sentence at the conclusion thereof:

            "In addition to the foregoing, any of the following also shall constitute a Security Default for purposes of Section 6.01(b)(9) of
            Exhibit 1 hereto:

                   "(i) any default under the Amended and Restated Loan and
            Security Agreement (as it may from time to time be amended, modified, supplemented or restated, the "Credit Agreement") entered or to be entered into among Friede Goldman Halter, Inc., a Mississippi corporation ("Parent"), the Shipyard, other companies affiliated with Parent and Shipyard, the lenders from time to time party thereto (the "Lenders") and Foothill Capital Corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"), and the agreements, documents and instruments from time to time executed in connection therewith (collectively, the "Credit Agreement Documents") (if that default (x) occurs at the final maturity of the obligations thereunder, or (y) results in a right by the Lenders or the Agent, irrespective of whether exercised, to accelerate the maturity of Parent or Shipyard's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to automatic renewal rights therein); or

                   "(ii) Shipyard or Parent executes any amendment to, or any other agreement in connection with, the Credit Agreement Documents
            (x) so as to grant any liens or other rights to the Lenders or the Agent with respect to any of the MAST Items or




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

            other Security, or (y) that otherwise interferes with the Secretary's rights, powers and privileges under this Security Agreement, the Mortgage, the Title XI Reserve Fund and Financial Agreement and the agreements, documents and instruments executed and delivered in connection herewith and therewith; or

                   "(iii) Shipyard fails to provide the Secretary with a copy of any amendment to the Credit Agreement within thirty (30) days after the execution and delivery thereof by the parties thereto; or

                   "(iv) Shipyard fails to provide the Secretary with written notice of any Event of Default under and as defined in the Credit Agreement and the other Credit Agreement Documents within five (5) Business Days after Shipyard obtains knowledge of any such Event of Default."

     (b) Except as amended hereby, the Security Agreement shall remain in full force and effect.


                                 ARTICLE THIRD

                           Miscellaneous Provisions


     (a) This Security Agreement Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     (b) This Security Agreement Amendment shall be governed by and construed in accordance with the maritime laws of the United States and the laws of the State of Mississippi.

     (c) The Security Agreement, as amended by this Security Agreement Amendment, is in all respects confirmed and shall remain in full force and effect.



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

     IN WITNESS WHEREOF, this Security Agreement Amendment has been executed by the Shipyard as of the date first above written.


                                      FRIEDE GOLDMAN OFFSHORE, INC. (f/k/a
                                      HAM Marine, Inc.),

                                         Shipyard

[SEAL]                                By: /s/ ROBERT SHEPHERD
                                         ------------------------------
                                         Name:  Robert Shepherd
                                         Title: President
ATTEST:

/s/ LENORE BYRD MURRAY
- -------------------------




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

     IN WITNESS WHEREOF, this Security Agreement Amendment has been executed by the United States, represented by the Secretary, as of the date first above written.


                                   UNITED STATES OF AMERICA
                                   SECRETARY OF TRANSPORTATION

                                   MARITIME ADMINISTRATOR

[SEAL]                             By:/s/ JOEL C. RICHARD
                                      --------------------------------
                                      Name:  Joel C. Richard
                                      Title: Secretary, Maritime Administration
ATTEST:

/s/ JULIE P. AGARWAL
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